EXHIBIT 21.1

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

The following is a list of subsidiaries of The Warnaco Group, Inc. (‘‘Warnaco’’). Subsidiaries of Warnaco, to the extent not listed below, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Company	Country or State of Incorporation
184 Benton Street Inc.	Delaware
4278941 Canada Inc.	Canada
A.B.S. Clothing Collection, Inc.	California
A.E.S. Advanced Euro Service S.r.l.	Italy
Authentic Fitness de Mexico, S.A. de C.V.	Mexico
Authentic Fitness On-line Inc.	Nevada
C.F. Hathaway Company	Delaware
C.K. Jeanswear Europe S.p.A.	Italy
Calvin Klein France SnC	France
Calvin Klein Jeanswear Company	Delaware
Calvin Klein Jeanswear Korea Limited	Korea
CCC Acquisition Corp.	Delaware
Centro de Corte de Tetla S.A. de C.V.	Mexico
CK Jeanswear Asia Limited	Hong Kong
CK Jeanswear Australia Pty Ltd.	Australia
CK Jeanswear N.V.	Netherlands
CK Jeanswear NZ Limited	New Zealand
CKJ Fashion (Shanghai) Ltd.	People's Republic of China
CKJ Holdings, Inc.	Delaware
CKU.com Inc.	Delaware
Designer Holdings Ltd.	Delaware
Designer Holdings Overseas Limited	Hong Kong
Distribution D GmbH	Germany
Donatex-Warnaco S.A.	Belgium
Eratex GmbH	Germany
Euralis S.A.S.	France
Euro Retail S.r.l.	Italy
F.A. France SARL.	France
Fingen Apparel U.K. Limited	United Kingdom
Gold Lightening Limited	Hong Kong
Gregory Street, Inc.	Delaware
Hamlet Shirt Company Ltd.	United Kingdom
Indigo Blue S.A.	Switzerland
Jeanswear Holdings, Inc.	Delaware
Jeanswear Services Ltd.	United Kingdom
Juarmex S.A. de C.V.	Mexico

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

Company	Country or State of Incorporation
Kai Jay Manufacturing Company	Delaware
Lejaby S.A.S.	France
Lejaby Taiwan Co., Ltd.	Taiwan
Lenitex-Warnaco GesmbH	Austria
Leratex-Warnaco Ltd.	United Kingdom
Linda Vista de Tlaxcala S.A. de C.V.	Mexico
Linda Vista de Veracruz S.A. de C.V.	Mexico
Lintex-Warnaco S.A.	Switzerland
Mullion International Ltd.	British Virgin Islands
Myrtle Avenue, Inc.	Delaware
Ocean Pacific Apparel Corp.	Delaware
OP Europe SARL	France
Outlet Stores, Inc.	Delaware
PMJ S.A.	France
Ubertech Products, Inc.	Delaware
Vista de Huamantla S.A. de C.V.	Mexico
Vista de Puebla S.A. de C.V.	Mexico
Vista de Yucatan, S.A. de C.V.	Mexico
WAC Internacional Distribucion de Puebla S.A. de C.V.	Mexico
Warnaco (H.K.) Ltd.	Barbados
Warnaco (Macao) Company Limited	Macao
Warnaco B.V.	Netherlands
Warnaco Denmark A/S	Denmark
Warnaco France SARL	France
Warnaco Germany GmbH	Germany
Warnaco Holland B.V.	Netherlands
Warnaco Inc.	Delaware
Warnaco International Trading (Shanghai) Co. Ltd.	Peoples Republic of China
Warnaco Intimo S.A.	Spain
Warnaco Limited	United Kingdom
Warnaco Men's Sportswear Inc.	Delaware
Warnaco Netherlands B.V.	Netherlands
Warnaco of Canada Company	Canada
Warnaco Portugal-Vestuario e Acessorios, Sociedade Unipessoal, Lda.	Portugal
Warnaco Puerto Rico, Inc.	Delaware

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

Company	Country or State of Incorporation
Warnaco Retail Inc.	Delaware
Warnaco Shanghai Co. Ltd.	People's Republic of China
Warnaco Singapore Private Ltd.	Singapore
Warnaco Sourcing Inc.	Delaware
Warnaco SrL	Italy
Warnaco Swimwear Inc.	Delaware
Warnaco Swimwear Products Inc.	Delaware
Warnaco U.S. Inc.	Delaware
Warner's (EIRE) Teoranta	Ireland
Warner's (United Kingdom) Limited	Northern Ireland
Warner's Aiglon S.A.	France
Warner's Company (Belgium) S.A.	Belgium
Warner's de Mexico S.A. de C.V.	Mexico
WAS Logistics B.V.	Netherlands
WBR Industria e Comercio Vestuario S.A.	Brazilian Joint Venture
WF Overseas Fashion C.V.	Netherlands